Exhibit (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                                                                                                    Give the
                                 Give the                                                           EMPLOYER
For this type of account:        SOCIAL SECURITY                     For this type of account:      IDENTIFICATION
                                 number of --                                                       number of --
------------------------------------------------------------------------------------------------------------------------------------
1. An individual account         The individual                      9. A valid trust, estate or     Legal entity (Do not furnish
                                                                        pension trust                the identifying number of the
2. Two or more individuals       The actual owner of the account                                     personal representative or
   (joint account)               or, if combined funds, any one                                      trustee unless the legal entity
                                 of the individuals(1)                                               itself is not designated in the
                                                                                                     account title.)
3. Husband and wife              The actual owner of the account
  (joint account)                or, if joint funds, either
                                 person(1)

4. Custodian account of a        The minor(2)                       10. Corporate account            The Corporation
   minor (Uniform Gift to
   Minors Act)

5. Adult and minor               The adult or, if the minor is the  11. Religious, charitable, or    The organization
   (joint account)               only contributor, the minor(1)         educational organization
                                                                        account

6. Account in the name of        The ward, minor, or incompetent    12. Partnership account held     The partnership
   guardian or committee for     person(3)                              in the name of the business
   a designated ward, minor,
   or incompetent person

7. a. The usual revocable        The grantor-trustee(1)             13. Association, club, or        The organization
      savings trust account                                             other tax-exempt
      (grantor is also trustee)                                         organization

   b. So-called trust account    The actual owner(1)                14. A broker or registered       The broker or nominee
      that is not a legal or                                            nominee
      valid trust under state
      law                                                           15. Account with the Department  The public entity
                                                                        of Agriculture in
8. Sole proprietorship           The Owner(4)                           the name of a public
 account                                                                entity (such as a State or
                                                                        local government, school
                                                                        district, or prison) that
                                                                        receives agricultural
                                                                        program payments
------------------------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                                 IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                    Page 2

Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on All payments include the following:

o  A corporation

o  A financial institution.

o An organization exempt from tax under section 501(a), or an individual retirement plan.

o  The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

o  An international organization or any agency, or instrumentality thereof.

o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

o  A real estate investment trust.

o  A common trust fund operated by a bank under section 584(a).

o  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1)

o  An entity registered at all times under the Investment Company Act of 1940.

o  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o  Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o Payments of patronage dividends where the amount received is not paid in money.

o  Payments made by certain foregoing organizations.

o  Payments made to certain nominees.

Payments of interest not generally subject to backup withholding include the following:

o  Payments of interest on obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o  Payments described in section 6049(b)(5) to nonresident aliens.

o  Payments on tax-free covenant bonds under section 1451.

o  Payments made by certain foreign organizations.

o  Payments made to certain nominees.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividend, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984 payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties must also apply.

Penalties.

(1) Penalty for failure to Furnish Taxpayer Identification Number. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


                       FOR ADDITIONAL INFORMATION CONTACT
                           YOUR TAX CONSULTANT OR THE
                            INTERNAL REVENUE SERVICE.